SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                        Pursuant to Section13 or 15(d) of
                       The Securities Exchange Act of 1934



                        Date of Report: December 8, 2004
                        (Date of Earliest Event Reported)


                          REZconnect Technologies, Inc.
              Exact name of Registrant as specified in its charter)


New York                             0-18412                     11-2602120
--------                             -------                     ----------
(State or other                    (Commission                    (IRS Employer
Jurisdiction of                    File Number)                  Identification
Incorporation)                                                          Number)


560 Sylvan Avenue, Englewood Cliffs, New Jersey                 07632
------------------------------------------------------          -----
(Address of  Principal Executive Offices)                     (Zip Code)


                                 (201) 567-8500
                                 --------------
               (Registrant's Telephone Number Including Area Code)


                                       N/A
                                       ---
         (Former name or former address if changed since last report)

                                  INTRODUCTION

This Current Report on Form 8-K is being filed to disclose the items referenced below in connection with the December 8, 2004 closing (the "Closing") of a Merger and Stock Exchange Agreement dated September 17, 2004 (the "Merger Agreement" and the associated "Merger") by and among REZconnect Technologies, Inc. (the "Company"), YourTravelBiz.com, Inc., a privately held Illinois corporation ("YTB"), and all of the stockholders of YTB.

ITEM 2.01 (COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS);

ITEM 3.02 (UNREGISTERED SALES OF EQUITY SECURITIES);

ITEM 5.01 (CHANGES IN CONTROL OF REGISTRANT);

ITEM 5.02 (B), C) AND (D) (ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL
           OFFICERS);

ITEM 5.03 (AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS); AND

ITEM 9.01(FINANCIAL STATEMENTS AND EXHIBITS).

On November 19, 2004, the Company filed an Amended Form 8-K to reflect an amendment to the previously executed Merger Agreement. As so Amended, the Merger Agreement is attached as Exhibit 2.1. The Merger Agreement was amended to facilitate an earlier closing of the merger, by removal of the condition that the closing would be conditioned upon prior Company shareholder approval, since affiliates of the Company already had the requisite vote to approve the Merger.

The remaining conditions to closing of the Merger contained in the amendment to the Merger Agreement were satisfied. This Form 8-K is being filed to provide the disclosure required by the completion of the Merger. In addition, a Schedule 14C Information Statement will be filed in conjunction with a Special Meeting of the Company's shareholders to be held to implement certain post closing covenants contained in the Merger Agreement.

THE AUDITED FINANCIAL STATEMENTS OF YTB FOR THE TWO YEARS ENDED DECEMBER 31, 2003 AND THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2004 ARE ATTACHED AS EXHIBIT
99.1. PRO FORMA FINANCIAL INFORMATION GIVING EFFECT TO THE MERGER ARE BEING PREPARED AND WILL BE FILED AS AN AMENDMENT TO THIS FORM 8-K..

THE MERGER; CHANGE OF CONTROL

CONSIDERATION FOR THE MERGER. In the Merger, the stockholders of YTB received in exchange for 100% of YTB's capital stock, 11,522,376 newly issued shares of the Company's capital stock (the "Merger Stock"). The Merger stock amount was one share greater than the total number of shares of common stock of the Company outstanding immediately prior to the Merger. The Merger Stock consisted of 7,430,000 shares of common stock of the Company and 4,092,376 shares of Series B Convertible Preferred Stock of the Company ("Series B Stock"). Each share of Series B Stock is convertible into one share of Common Stock, subject to adjustment, and has voting rights on an as converted basis. The issuance of the Merger Stock was not registered as the transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

Following consummation of the Merger, the YTB stockholders own, on a fully diluted basis, approximately fifty percent (50%) of the total outstanding common stock and common stock equivalents of the Company. The Certificate of Amendment to the Certificate of Incorporation relating to such Series B Stock is attached as Exhibit 3.1.

BOARD OF DIRECTORS EXPANSION. In connection with the Merger, the Company's Board of Directors was increased from three (3) to six (6) members. The Company's existing Board remained in office and YTB designated three additional directors (the "YTB Designees"). The YTB Designees took office upon the consummation of the Merger following the filing with the SEC and distribution to Company shareholders, of biographical information relating to the YTB Designees, all as required by Section 14(f) of the Securities Exchange Act of 1934 (the "Exchange Act"). For more detail about this change of control, biographical information and the prospective further increase in the Board of Directors to nine (9) members by the addition of three independent directors, see descriptions set forth below.

The table below sets forth the Company's  senior  management  team following the
Merger:

        --------------------------- ------ -------------------------------------
                       NAME          AGE             PRINCIPAL POSITION
                       ----          ---             ------------------
        --------------------------- ------ -------------------------------------
        J. Lloyd Tomer(1)            70     Chairman of the Board of Directors
        --------------------------- ------ -------------------------------------
        Michael Y. Brent*(2)         62     Director and Chief Executive Officer
        --------------------------- ------ -------------------------------------
        J. Scott Tomer(1)            46     Director and President
        --------------------------- ------ -------------------------------------
        J. Kim Sorensen              54     Director and Treasurer
        --------------------------- ------ -------------------------------------
        Derek Brent*(2)              33     Director and Secretary
        --------------------------- ------ -------------------------------------
        Harold Kestenbaum*           55     Director
        --------------------------------------- --------- ----------------------
         * The existing members of the Company's Board of Directors have served respectively since November 1989 (Michael Brent), December 1991 (Mr. Kestenbaum) and April 1995 (Derek Brent).

         (1) J. Lloyd Tomer is the father of J. Scott Tomer.

         (2) Michael Y. Brent is the father of Derek Brent.

POST-MERGER CORPORATE STRUCTURE. After the Merger, YTB became a wholly owned subsidiary of the Company. Following the Merger, the Company's operations are being segregated into three wholly owned operating subsidiaries. Marketing activities will be conducted in YTB, technology development activities will be conducted in a newly created Delaware subsidiary (REZconnect Technologies, Inc.) and travel booking activities will be conducted in a newly created Delaware subsidiary (YTB Travel Network, Inc.).

As contemplated by the Merger Agreement, the Company is required to hold a Special Stockholders Meeting to:

         o change its name to YTB International, Inc. ("YTBI");

         o reincorporate in Delaware;

         o increase its authorized common stock to 50 million shares; and

         o adopt a new stock option plan.

The Special Stockholders Meeting is expected to be called mid to late January,2005.


EMPLOYMENT AGREEMENTS; OPTION AGREEMENTS.

The Merger Agreement provides for certain members of management both employment agreements and option agreements. Each are summarized below.

The Company executed employment agreements with the following individuals:
Michael Y. Brent for his services as Chief Executive Officer, J. Scott Tomer for his services as President, J. Kim Sorensen for his services as Treasurer and Derek Brent for his services as Secretary. The term of the employment agreements commences on January 1, 2005. The agreements are for a base term of five (5) years, and are thereafter renewable for additional periods of three (3) years unless the Company gives notice to the contrary. In accordance with the agreements, Michael Brent's 2005 base salary is $240,000 and Messrs. D. Brent's, J.S. Tomer's and K. Sorensen's 2005 base salary is $120,000. The salaries for Messrs. M. Brent, J.S. Tomer and J. Sorensen increases annually at the rate of 6% while Derek Brent's salary increases annually in $12,000 increments. In addition, Messrs. M. Brent, J.S. Tomer, J. Sorensen and D. Brent are entitled to receive an annual cash bonus based upon a percentage of the Company's pre-tax income (as defined) for each fiscal year in accordance with a sliding scale schedule contained in the agreements. No bonus is payable unless and until the Company earns pre-tax income in excess of $500,000. J. Sorensen and J.S. Tomer additionally earn income from override commissions on YTB sales. The agreements also provide for certain non-competition and non-disclosure covenants of the executives and for certain Company paid fringe benefits such as disability insurance and inclusion in pension, profit sharing, stock option, savings, hospitalization and other benefit plans at such times as the Company shall adopt them.

These employment agreements also provide for the payment of additional severance compensation in the event that at any time during the term thereof (i) the agreement is terminated by the Company without cause (as defined therein), or
(ii) terminated by the employee due to a change in control (as defined therein).

Also at the Closing of the Merger, the Company issued options to purchase shares of the Company's common stock that match certain options (aggregating 470,000 shares if exercised) previously issued to management and certain Company employees. These matching options were issued under the Company's 1999 Stock Option Plan, were fully vested on the date of issuance and have the same exercise prices and expirations dates as the options held by Michael Brent and certain other Company employees.

         STOCKHOLDERS' AGREEMENT.

The Merger Agreement called for the entry into a stockholders' agreement (the "Stockholders' Agreement") to address, as among the parties, corporate governance and related issues following the Merger. Parties to the Stockholders' Agreement consist of Michael Brent and Derek Brent (constituting on the one hand the "Brent Group") and the principal stockholders of YTB consisting of Lloyd Tomer, J. Scott Tomer and J. Kim Sorensen (constituting on the other hand the "Tomer Group"). The substantive terms of the Stockholders' Agreement (hereafter, the Stockholders' Agreement) provide:

Number of Directors: The Company will be governed by a Board of Directors initially consisting of six (6) members. Within ninety (90) days after the Closing of the Merger (unless such date is mutually extended by the parties to this Agreement), the Board of Directors shall be increased to nine (9) members in order to add the Tomer Group Independent Director, the Brent Group Independent Director and the Outside Independent Director, as each term is defined in the Stockholders' Agreement. The number of Board members may not be increased or decreased except as provided for in the Stockholders' Agreement.

Nomination and Election of Directors: For so long as the Tomer Group beneficially owns at least 20% of the Shares held by them on the date the Stockholders' Agreement was executed, they shall be entitled to nominate and have elected three (3) directors acceptable to them in their sole discretion (the "Tomer Group Directors"); and one (1) director (the "Tomer Group Independent Director") who must satisfy the standards of independence established by the American Stock Exchange or such other national securities exchange or interdealer quotation system on which the Company's common stock is listed or traded (the "Exchange"). For so long as the Brent Group beneficially owns at least 20% of the Shares held by them on the date the Stockholders' Agreement was executed, they shall be entitled to nominate and have elected three (3) directors acceptable to them in their sole discretion (the "Brent Group Directors"); and one (1) director (the "Brent Group Independent Director") who shall satisfy the standards of independence established by the Exchange. The Tomer Group Independent Director and the Brent Group Independent Director shall select one (1) additional director (the "Outside Independent Director") who must satisfy the standards of independence established by the Exchange.

Removal of Directors: Except as otherwise provided in the Stockholders' Agreement, each holder of shares agrees not to take any action or to cause the Company to take any action to remove, with or without cause, any director of the Company. Notwithstanding the foregoing, the Brent Group and/or the Brent Group Directors at all times have the right to recommend the removal, with or without cause, of the Brent Group Directors and the Brent Group Independent Director; and the Tomer Group and the Tomer Group Directors have the right to recommend the removal, with or without cause, of any Tomer Group Director and the Tomer Group Independent Director. If the removal of any director is recommended as provided in the Stockholders' Agreement, then a special meeting of stockholders is required to be held (or act by written consent without a meeting), for the purpose of removing such director, and each of the parties to Stockholders' Agreement agree to vote all of their respective shares (or to execute a written consent in respect of all such shares) for the removal of such director.

Vacancies: At any time a vacancy exists on the Board of Directors, the remaining directors (if any) representing the Brent Group or Tomer Group whose Board seat is vacant shall have the right to designate and elect the person to fill such vacancy. If no directors representing such respective group remain as a result of such vacancy, the Brent Group or Tomer Group shall have the right to designate and elect the person to fill such vacancy. The Stockholders' Agreement also provide that to the extent required by law, (i) all directors on the Board and (ii) all holders of shares who are parties to the Sockholders' Agreement, are required to vote in favor of electing such designated director to fill the vacancy.

Covenant to Vote: Each of the parties to the Stockholders' Agreement agrees to vote, in person or by proxy, all of the shares beneficially owned by such stockholder, at any annual or special meeting of stockholders of the Company called for the purpose of voting on the election of directors or by consensual action of stockholders without a meeting with respect to the election of directors, in favor of the election of the director(s) nominated by the Brent Group and the Tomer Group, respectively, as the case may be, in accordance with the Stockholders' Agreement. Each party to the Stockholders' Agreement is required to vote the shares owned by such party and shall take all other actions necessary to ensure that the Company's Articles of Incorporation and By-Laws do not at any time conflict with the provisions of the Stockholders' Agreement.

Quorum: No action shall be taken at any meeting of the Board of Directors of the Company, except for the adjournment of such meeting, unless at least two Tomer Group Directors; two Brent Group Directors and once the Independent Directors have been identified and elected, at least one (1) Independent Director shall be present. For purposes of a quorum, any director may be present at any meeting in person, by means of telephone or similar communications equipment by means of which each person participating in the meeting can hear and speak to each other or, to the extent permitted under applicable law, by proxy or by nominee director. No action shall be taken at any meeting of stockholders of the Company unless a majority of the Shares beneficially owned by the Tomer Group and the Brent Group are represented at the meeting, in person or by proxy.

Committees of the Board: The Board shall appoint such committees, including an audit committee and a compensation committee, as shall be permissible under
Section 712 of the Business Corporation Law of the State of New York (or such successor provisions of the Delaware General Corporation Law) and the rules of the Exchange and as the Board shall deem reasonable and necessary and as shall be required by the Exchange. Unless Exchange rules shall otherwise require and subject to the formation and composition of the Subsidiary Committees (as defined in the Stockholders' Agreement), at least half of the members of any such committee shall be comprised of Tomer Group Directors, PROVIDED, that if the Board creates an executive committee, one member of such committee must be a Brent Group Director.

Amendment of the By-Laws: As one of the closing conditions for the Merger, the Board of Directors amended the By-Laws of the Company to create committees of the Board ("Subsidiary Committees") which will have the authority to vote all of the shares of common stock of the respective subsidiaries held by the Company. Specifically, the member of each Subsidiary Committee will have the following make-up: YourTravelBiz.com, Inc (two Tomer Group and two Brent Group Directors); REZconnect Technologies, Inc. (three Brent Group and two Tomer Group Directors); and Your Travel Network, Inc. (two Brent Group and two Tomer group Directors as well as one Outside Independent Director). Upon the Company's Board of Directors being increased to nine (9) members including the appointment of the Outside Independent Director, the Board of Directors of the YTB Travel Network, Inc. subsidiary will be increased to five (5) members and the Outside Independent Director will be appointed to serve on such Board.

The By-Laws were also amended to provide that the By-Laws, unless otherwise provided by law, shall only be amended in accordance with the Stockholders' Agreement.

Certain Actions Requiring Majority Stockholder Approval: For so long as the Brent Group and the Tomer Group shall collectively own shares constituting at least 20% of the Common Stock then outstanding, without either: (A) the prior unanimous vote of the Brent Group Directors and the Tomer Group Directors; or
(B) the prior affirmative vote of at least 75% of the Shares then beneficially owned by the Tomer Group and the Brent Group taken collectively (either of (A) or (B) being referred to as a "Majority Vote"), the Company shall not, and the Brent Group Directors and the Tomer Group Directors shall use their respective best efforts to preclude the Company and each subsidiary of the Company, whether directly or indirectly, from taking certain enumerated actions, including but not limited to: any form of stock issuance; purchase or otherwise acquire any significant business or assets; sell, lease assign or otherwise transfer all or substantially all of the Company's assets; enter into any agreement or cause or permit the Company or a subsidiary to enter into any agreement for a merger, consolidation, sale or dissolution of the Company and/or any subsidiary; amend, modify, alter or repeal the Company's or any subsidiary's Articles of Incorporation or Bylaws; effect any public offering of the Company's or a subsidiary's securities; amend or modify the terms of the Stockholders' Agreement; alter the size or composition of the Board of Directors of the Company; or incur debt or guarantee any third party obligations in an amount above $50,000.

The Stockholders' Agreement is attached as Exhibit 4.1.

The Amended By-Laws associated with the Merger incorporating the terms of the Merger Agreement and the Stockholders' Agreement are attached as Exhibit 2.2.

THE DIRECTORS

Below are biographies of the Members of the Board of Directors immediately prior to the Merger (Messrs Brent, Brent and Kestenbaum) and the biographies of the YTB Designees (Messrs. Lloyd Tomer, Scott Tomer and Sorensen) who were elected to the Board on the Closing Date:

J. LLOYD TOMER, CHAIRMAN OF THE BOARD OF DIRECTORS, is a seasoned veteran of direct sales and marketing. After spending thirteen years in the ministry, he joined the A.L. Williams company (now known as Primerica Financial Services) in January 1981. He achieved the level of Senior National Sales Director in 1985 and maintained that position through 2001. While at A. L. Williams, he built a successful sales organization numbering in the thousands, whose combined life insurance sales was measured in the billions, with assets under management of $750 million. He sold his A. L. Williams business in January 2002 to devote his marketing expertise to YTB He attended Anderson College in Anderson, Indiana.

SCOTT TOMER, PRESIDENT AND A DIRECTOR, worked with his father, Lloyd Tomer, at Primerica Financial Services from 1981- 1993. Scott earned the level of National Sales Director at Williams and had the responsibility of field support and training for their sales force, where he trained over 2,000 sales personnel. He left the Williams organization to become a Certified Financial Planner, which he continued while specializing in real estate investing prior to co- founding YTB in 2001.

MR. MICHAEL Y. BRENT, CHIEF EXECUTIVE OFFICE AND A DIRECTOR, Graduated from the University of Miami in June 1965 with a Bachelor of Arts in administration and accounting. From July 1965 through 1974, he was Director of Convention Sales for his family hotel business. From 1974 through 1981, Mr. Brent owned and operated his own travel company. In 1982, he helped start Travel Network, Ltd. (one of the Company's predecessors) and served as Vice President until June 1989 when he became its Chief Operating Office and a part owner. In 1994, Mr. Brent became Chairman, President and Chief Executive Officer of the Company.

J. KIM SORENSEN, TREASURER AND A DIRECTOR, brings to the Company an extensive and successful business history. He has owned several businesses, and managed a multi-million dollar mixed real estate complex across from the Illinois state capital in Springfield. He was also a professional bowler and bowling proprietor from 1975 - 1980. He joined A.L. Williams in 1981 and earned the Sr. Vice President position in 1985. In 1990, Mr. Sorensen partnered with Lloyd Tomer to provide technical and management support for his growing sales organization through 2001. He is a co-founder of YTB, and his expertise in computer technology has led to the development and management of many of YTB's administrative systems.

MR. HAROLD KESTENBAUM, DIRECTOR, graduated from the University of Richmond School of Law in 1975, and is the Company's franchise and general counsel. Mr. Kestenbaum is engaged primarily in the independent practice of law, specializing in franchise and distribution law, representing franchisors only, both start-up and established, from his Garden City, New York offices. He is, among other professional roles, a founding member of the new York State Bar Association's Franchising, Distribution and Licensing Law Section.

MR. DEREK J. BRENT, SECRETARY AND A DIRECTOR, the son of Michael Y. Brent, graduated from the University of Maryland in June 1993 with a Bachelor of Business Administration and Accounting, majoring in accounting. Derek Brent has passed all necessary CPA examinations. He joined the Company's predecessor in May 1993 as sales consultant and, in 1996, he became Director of Sales.

EXHIBITS (NUMBERING AS ASSIGNED BY REGULATION S-K, ITEM 601):

2.1: AMENDED AND RESTATED MERGER AND STOCK EXCHANGE AGREEMENT DATED NOVEMBER 19, 2004

2.2:     AMENDED BY-LAWS OF THE COMPANY

3.1:     NEW YORK CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

4.1:     STOCKHOLDERS' AGREEMENT DATED AS OF DECEMBER 8, 2004

99.1:    YTB AUDITED FINANCIAL STATEMENTS FOR THE FISCAL YEARS ENDED DECEMBER
31,2002 AND 2003, AND THE NINE MONTHS ENDED SEPTEMBER 30, 2004, RESPECTIVELY

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       REZconnect Technologies, Inc.



                                       /s/ Michael Y. Brent
                                       -----------------------------------------
                                       Michael Y. Brent, Chief Executive Officer
                                       Dated: December 14, 2004